Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)

Bristol-Myers Squibb Company
BMS Ireland Capital Funding Designated Activity Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	2	Debt	2.973% Notes due 2030 of BMS Ireland Capital Funding Designated Activity Company	457(r)	$861,600,000	100.00%	$861,600,000	0.00013810	$118,986.96
Fees to be Paid	2	Debt	3.363% Notes due 2033 of BMS Ireland Capital Funding Designated Activity Company	457(r)	$1,321,120,000	100.00%	$1,321,120,000	0.00013810	$182,446.67
Fees to be Paid	2	Debt	3.857% Notes due 2038 of BMS Ireland Capital Funding Designated Activity Company	457(r)	$1,321,120,000	100.00%	$1,321,120,000	0.00013810	$182,446.67
Fees to be Paid	2	Debt	4.289% Notes due 2045 of BMS Ireland Capital Funding Designated Activity Company	457(r)	$861,600,000	100.00%	$861,600,000	0.00013810	$118,986.96
Fees to be Paid	2	Debt	4.581% Notes due 2055 of BMS Ireland Capital Funding Designated Activity Company	457(r)	$1,378,560,000	100.00%	$1,378,560,000	0.00013810	$190,379.14
Fees to be Paid	3	Other	Guarantee of 2.973% Notes due 2030 of BMS Ireland Capital Funding Designated Activity Company	457(r)				0.00013810
Fees to be Paid	3	Other	Guarantee of 3.363% Notes due 2033 of BMS Ireland Capital Funding Designated Activity Company	457(r)				0.00013810
Fees to be Paid	3	Other	Guarantee of 3.857% Notes due 2038 of BMS Ireland Capital Funding Designated Activity Company	457(r)				0.00013810
Fees to be Paid	3	Other	Guarantee of 4.289% Notes due 2045 of BMS Ireland Capital Funding Designated Activity Company	457(r)				0.00013810
Fees to be Paid	3	Other	Guarantee of 4.581% Notes due 2055 of BMS Ireland Capital Funding Designated Activity Company	457(r)				0.00013810
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts:						$5,744,000,000		$793,246.40
	Total Fees Previously Paid:								$0.00
	Total Fee Offsets:								$0.00
	Net Fee Due:								$793,246.40
 Offering Note

1
The amount registered, maximum aggregate offering price and registration fee have been calculated by converting the amount registered from Euros to U.S. Dollars based upon the Euro to U.S. Dollar exchange rate as of 12 p.m. (London time) on November 5, 2025 on the Bloomberg page “BFIX” of €1.00/$1.14880.

2
These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" in the Registrants’ Post-Effective Amendment to the Registration Statement on Form S-3 (File Nos. 333-283810 and 333-283810-01), which was filed on October 31, 2025, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

3
See note 2. Bristol-Myers Squibb Company has fully and unconditionally guaranteed: (i) the 2.973% Notes due 2030; (ii) the 3.363% Notes due 2033; (iii) the 3.857% Notes due 2038; (iv) the 4.289% Notes due 2045; and (v) the 4.581% Notes due 2055 issued by BMS Ireland Capital Funding Designated Activity Company. No separate consideration has been received for any guarantee of debt securities. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.